Exhibit 16.1


April 2, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Emclaire Financial Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated April 2, 2002. We agree with the statements concerning our Firm contained in such Form 8-K/A.

Very truly yours,

/s/ S.R. Snodgrass, A.C.

S.R. Snodgrass, A.C.


cc:  Emclaire Financial Corp.